ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

THE GOLF ALLIANCE CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):

Article III has been amended to reflect the change in the par value of the stock from $.001 to $.00001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: majority

4. Effective date of filing (optional): 6/6/07
(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X ____________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CORPORATION SERVICE COMPANY
www.incspot.com

CSC- West Trenton
P.O.Box 77132
830 Bear Tavern Road, Suite 305
West Trenton, NJ 08628-1020
800-631-2155
609-530-0877 (Fax)

Matter# Not Provided
Project Id :

Order# 979709-5
Order Date 07/02/2007

Entity Name :	THE GOLF ALLIANCE CORPORATION
Jurisdiction :	NV-Secretary of State
Request for :	Incorporation/Formation Filing
File# :	E0461102007-0
File date :	07/02/2007
Result :	Filed

Ordered by GREGG E. JACLIN, ESQ at ANSLOW & JACLIN, LLP

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Betty-Jean Konieczny
bkoniecz@cscinfo.com

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **THE GOLF ALLIANCE CORPORATION**, did on July 2, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 3, 2007.

ROSS MILLER
Secretary of State

By
Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

OFFICE OF THE
SECRETARY OF STATE

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

Filing Acknowledgement

July 2, 2007

Job Number	**Corporation Number**	
C20070702-2059	E0461102007-0	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20070454211-26	July 2, 2007 04:06:46 PM

Corporation Name	**Resident Agent**
THE GOLF ALLIANCE CORPORATION	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070454211-26
[signature]	Filing Date and Time 07/02/2007 4:06 PM
Ross Miller Secretary of State State of Nevada	Entity Number E0461102007-0

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	THE GOLF ALLIANCE CORPORATION			
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. Name			
	502 EAST JOHN STREET (MANDATORY) Physical Street Address	CARSON CITY City	Nevada	89706 Zip Code
	(OPTIONAL) Mailing Address	City	State	Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 common 10,000,000 preferred	Par value per share: $ .001	Number of shares without par value:	
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. JOHN FAHLBERG Name			
	12926 MOREHEAD Street Address	CHAPEL HILL City	NC State	27517 Zip Code
	2. Name			
	Street Address	City	State	Zip Code
	3. Name			
	Street Address	City	State	Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: GOLF SUPPLIES			
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. Name	X [signature] Authorized Signature		
	502 EAST JOHN STREET Address	CARSON CITY City	NV State	89706 Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R.A. or On Behalf of R. A. Company	7/2/2007 Date		

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

THE GOLF ALLIANCE CORPORATION

(Name of Corporation)

FILE NUMBER

E0461102007-0

FOR THE FILING PERIOD OF JUL, 2007 TO JUL, 2008. Due by Aug 31, 2007

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

CSC SERVICES OF NEVADA, INC.

502 EAST JOHN STREET

CARSON CITY NV 89706

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** must be named. Have an officer sign the form. *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee. If no capitalization. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	St	Zip

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer Title Date